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                                                                   EXHIBIT 10.16


THIS SERVICE AGREEMANT is made the First day of April Two thousand

BETWEEN:

1. THE COMPANY: OMNIS TECHNOLOGY CORPORATOIN which includes its UK subsidiary, OMNIS SOFTWARE LIMITED whose registered office is at

     Mitford House
     Benhall
     Saxmundham
     Suffolk
     IP17 1JS

2.   THE OFFICER: GWYNETH MARGARET GIBBS of

     Church Farm House
     Church Road
     Blaxhall
     Woodbridge
     Suffolk
     IP12 2DH

NOW IT IS HEREBY AGREED as follows:

1. WITH effect from 1st April 2000 the Company shall employ the Officer and the Officer shall serve the Company for a term of two years fixed in accordance with the provisions of the First Schedule hereinafter set forth. During that time her role will be to:

     Develop the vision, strategy and tactics to achieve the goals and objectives as determined by the Board of Directors;

     Manage, build and develop the management and staff into world class teams to increase the power of Omnis and realize its full potential in the marketplace;

     Assume responsibility for developing and achieving the Company's vision, strategy and tactics; and

     Assume responsibility for the operations of the Company including its operating performance on a quarter by quarter basis.

2. (a) DURING her employment hereunder the Officer shall devote the whole of her time and attention during business hours to the business of the Company and shall use her best endeavors at all times to promote the interest and welfare of the company

     (b) The officer shall exercise and perform such powers and duties as the Board of Directors of OMNIS Technology Corporation shall from time to time delegate to her


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     (c)  The Officer shall conform to such hours of work as may be required for the proper performance of her duties and shall not be entitled to receive any additional remuneration for work performed outside her normal business hours which are for the purposes of the Employment Rights Act 1996 9am to 5:30pm on every day of the week except Saturday and Sunday.

THE Company shall during the continuance of the Agreement pay to the Officer by way of remuneration

     (a) A basic salary ("basic salary") of Pound Sterling83,000 per annum which shall be payable in arrears on the last day of each calendar month by equal monthly installments and shall be reviewed in accordance with the provisions of the Second Schedule hereto

     (b) Reimbursement for all expenses reasonably and properly incurred by the Officer in or about the discharge of her duties hereunder

     (c) A bonus based on the profitability of the world-wide company as set out in the Third Schedule hereinafter set forth

1. IF the terms of Clause 3 above shall be varied by mutual agreement between the parties during the period of the Officer's employment hereunder such employment shall not be terminated thereby and the provisions of the Agreement shall continue to apply as varied

2. THE Company shall provide the Officer with private medical and permanent health insurance in a category and at a cost considered appropriate for the Officer during his Agreement

3. THE Officer shall be entitled to 25 working days' holiday in each holiday year in addition to the statutory public and bank holidays. Such holidays other than public and bank holidays will be taken within the period of twelve months starting on the 1st April in each year ("the holiday year") at such times as are agreed with the Board of Directors of the Company and shall accrue from month to month. No more than five (5) days holidays may be carried forward and no payment will be made in respect of holidays which have not been taken by the expiry of the holiday year

4. IF the Officer is absent from her duties as a result of sickness or injury she will be entitled to payment of her basic salary under Clause 3(a) hereof (except to the extent to which she receives any social security or other insurance benefits as a result of such absence) for a period, (whether consecutive or in aggregate) of no more than six months in any period of twelve months and shall thereafter only be entitled to payment of basic salary at the discretion of the Company. The Officer shall furnish to the Board of Directors satisfactory evidence of such incapacity and the cause thereof and any payments hereunder shall be counted towards any statutory sick pay payable by the Company under the Statutory Sick Pay Act 1994 and the Social Security Contributions and Benefits Act 1992. The qualifying Days for the purposes of the Acts are Monday to Friday inclusive


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5.   (a) THE Officer shall not during the continuance of the Agreement or at any time after its determination disclose to any persons whatsoever and shall use her best endeavors to prevent the publication or disclosure of any of the secrets confidential knowledge business data or processed or any financial or trading information relating to the Company or any of its subsidiaries or associated companies or its or their customers which may come into her knowledge during or in the course of her employment hereunder

     (b) All documents lists and other materials excluding director materials coming into the possession of the Officer shall be the property of the Company and the Officer shall hand over all or any of them to the Company on demand and in any event upon the determination of the Agreement for whatever cause

     (c) Upon termination of the Agreement for any cause the Officer shall not without written consent of the Company for a period of two years from such termination be either directly or indirectly in any capacity engaged employed or associated with any person firm or company engaged in any work or process or research similar to that to which the Officer has been employed by the Company or with which her work for the company has made her familiar providing always that this sub-clause shall not apply if the Agreement is terminated under the provisions of Clause 10 hereof

     (d) The officer further covenants that during such period she will not solicit or approach any firm person or company who was a customer of the Company during the period of two years prior to termination of the Agreement with a view to obtaining business or employment nor will she approach any person employed by the Company during such period prior to termination with a view to terminating the relationship of that employee with the company during the said period

6. THE Company shall be entitled to terminate this Agreement forthwith without any notice or payment in lieu of notice and the Officer shall not be entitled to any payment compensation or damages by reason of such termination if:

     (a)  The Officer breaks any terms of this Agreement

     (b) The Officer neglects omits or refuses to discharge the duties hereunder or to comply with any lawful instruction given to her by the Board

     (c) The Officer is guilty of gross misconduct or is convicted of any criminal offence involving dishonesty

     (d) The Officer is declared bankrupt or a receiving order is made against her or she makes or attempts to make any composition with her creditors


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     (e)  For a period of 180 working days (whether consecutive or in aggregate)
          in any period of one year the Officer has been absent from her duties as a result of sickness or injury whether mental or physical

7. THE Company can terminate this Agreement for any other reason by giving to the Officer two years' notice in writing and in addition the Company may require the Officer to retire from her employment at the age of 65

8. FOR the purposes of the Employment Rights Act 1996 the Officer is hereby given written notice of the following matters:

     (a) There is a person scheme in existence in which the Officer is entitled to participate by virtue of her employment hereunder full particulars of which are set out in a booklet which has been given to the Officer (or which may be read during normal working hours on application to the company Secretary)

     (b) The Officer has been continuously employed by the Company since the 17th October 1994

     (c) The disciplinary rules which apply to the Officer by virtue of her employment hereunder are specified in a statement which is available for inspection by the Officer at the offices of the Company during usual business hours as revised by the Company from time to time

     (d) The Officer should refer in writing any grievance about her employment hereunder or any disciplinary decision relating to her to any member of the OMNIS Technology Corporation Board and the reference will be death with by discussion and a majority of those present at the relevant Board meeting at which the grievance is discussed

     (e) The Officer's normal place of work will be within twenty miles of the Company's present headquarters at Mitford House, Benhall, Saxmundham, Suffolk

9. NOTICES given in pursuance of this agreement shall be in writing and if to be given to the Company delivered or dispatched by registered or recorded delivery post to its registered office and if to be given to the Officer handed t other or sent to her last known residential address in Britain by registered or recorded delivery post. A notice dispatched by post is deemed to be given three days' after dispatch

AS WITNESS the hands of the Officer and an authorized officer on behalf of the Company the day and year first before written


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                               THE FIRST SCHEDULE

Except as provided for expressly to the contrary in the Agreement the Officer's employment shall not be terminated by either party before 1 April 2002 and thereafter may only be terminated on every second anniversary thereof by either party giving to the other six months' prior notice in writing of such termination

                               THE SECOND SCHEDULE

Subject to any statutory restriction from time to time in force:

(a) On the 31st of March in each year of the Officer's employment hereunder her said salary shall be reviewed and the rate of the said salary paid immediately before the date of such review shall be increased as from the date by 5% more than the last figure of the Index of Retail Prices published by the Office for National Statistics prior to the date of such review shall have increased over the figure of the said Index one year previously or such higher rate as the Board of Directors may resolve

(b) If during the period of one year immediately prior to the date of such review the basis of computation of the said Index shall have changed any official reconciliation between the two bases of computation published by the Office for National Statistics shall be binding upon the parties hereto

(c) In the absence of such official reconciliation such adjustment shall be made to the figure of the said Index at the date of such review as to make it correspond as nearly as possible to the previous method of computation and the adjusted figure shall be considered for the purpose of this clause to the exclusion of the actual published figure and any dispute regarding such adjustment shall be referred to the Fellow of the Institute of Chartered Accountants in England and Wales nominated by the Company whose decision shall be final and binding upon the parties hereto

                               THE THIRD SCHEDULE

The officer will be paid an annual bonus in the April following each year that the contract is in force targeted at 50 percent of base salary, on a basis to be determined annually in advance by the Board

SIGNED by                                        /s/ DOUGLAS MARSHALL
for and on behalf of THE COMPANY
in the presence of:                              Ann Rolf
                                                 Bank of America


SIGNED by THE OFFICER                            /s/ GWYNETH MARGARET GIBBS
                                                 /s/ SALLY BATTEN

in the presence of:                              Omnis Software Ltd
                                                 Mitford House
                                                 Benhall
                                                 Saxmundham
                                                 Suffolk
                                                 IP17 ITC